Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to the Employment Agreement referenced below is by and between Bio-Path Holdings, Inc., a Utah corporation (the "Company"), and Peter H. Nielsen ("Executive"), to be effective as of March 26, 2014.

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated May, 2007 (the “Employment Agreement”), pursuant to which Executive was employed as the President and Chief Executive Officer of the Company; and

WHEREAS, the parties desire to amend the Employment Agreement, as set forth below.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                  Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Employment Agreement.

2.                  Section 4.2 of the Employment Agreement shall be deleted and replaced in its entirety with the following:

   “4.2 Annual Incentive. Executive shall be eligible to receive an annual cash performance bonus, the amounts and targets of which shall be determined by the Compensation Committee of the Board of Directors of the Company.”

5.                  No Other Changes. Except as amended hereby, the Employment Agreement shall be and remain in full force and effect

6.                  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same document.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date first above written.

COMPANY:		EXECUTIVE:

BIO-PATH HOLDINGS, INC.		PETER H. NIELSEN

By:	/s/ Michael J. Garrison	/s/ Peter H. Nielsen
Name:	Michael J. Garrison	Peter H. Nielsen
Title:	Chairman of Compensation
Committee

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